Exhibit 99.2

Nasdaq, Inc. Announces Pricing of Cash Tender Offers and Acceptance of Outstanding Debt Securities

NEW YORK (December 15, 2025) – Nasdaq, Inc. (Nasdaq: NDAQ) (“Nasdaq” or the “Company”) announced today the consideration payable in connection with its previously announced offers to purchase for cash in the order of priority set forth in the table below (the “Acceptance Priority Levels”) its outstanding Notes, subject to (i) a cap of $83,011,000 in aggregate principal amount (the “2028 Notes Cap”) of the Company’s 5.350% Senior Notes due 2028 (the “2028 Notes”) (reflecting a $3,011,000 increase from the previously announced cap of $80,000,000) and (ii) a cap of $16,989,000 in aggregate principal amount (the “2052 Notes Cap”) of the Company’s 3.950% Senior Notes due 2052 (the “2052 Notes”) (reflecting a $6,989,000 increase from the previously announced cap of $10,000,000). The 2028 Notes and the 2052 Notes are referred to collectively herein as the “Notes,” such offers to purchase are referred to collectively herein as the “Tender Offers” and each a “Tender Offer,” and the 2028 Notes Cap and the 2052 Notes Cap are referred to collectively herein as the “Series Notes Caps” and each a “Series Notes Cap.” As previously announced, the Company amended the Tender Offers to (i) remove the $95,000,000 Maximum Tender Payment, (ii) increase the 2028 Notes Cap to $83,011,000 and (iii) increase the 2052 Notes Cap to $16,989,000.

The table below sets forth, among other things, the Total Consideration (as defined below) for each series of Notes, as calculated at 10:00 a.m., New York City time, today, December 15, 2025.

	Title of Security	Security Identifiers	Principal Amount Outstanding	Acceptance Priority Level	Series Notes Cap	U.S. Treasury Reference Security(1)	Fixed Spread (basis points)	Reference Yield	Total Consideration(2)(3)
2028 Tender Offer	5.350% Senior Notes due 2028	CUSIP: 63111X AH4 ISIN: US63111XAH44	$880,000,000	1	$83,011,000	3.500% UST due November 15, 2028	35 bps	3.545%	$1,033.67
2052 Tender Offer	3.950% Senior Notes due 2052	CUSIP: 631103 AM0 ISIN: US631103AM02	$429,995,000	2	$16,989,000	4.750% UST due August 15, 2055	75 bps	4.825%	$777.38

(1)	The applicable page on Bloomberg from which the dealer manager quoted the bid side price of the U.S. Treasury Security is FIT1.
(2)

Per $1,000 principal amount of Notes validly tendered on or prior to the Early Tender Date (as defined below) and accepted for purchase by the Company. Includes the Early Tender Premium (as defined below).

(3)	Does not include Accrued Interest (as defined below), which will also be payable as described below.

The Tender Offers are being made upon the terms and subject to conditions described in the Offer to Purchase, dated December 1, 2025 (as it may be amended or supplemented from time to time, the “Offer to Purchase”), which sets forth a detailed description of the Tender Offers. The Company refers investors to the Offer to Purchase for the complete terms and conditions of the Tender Offers.

Withdrawal rights for the Notes expired at 5:00 p.m., New York City time, on December 12, 2025 (the “Early Tender Date”). The Tender Offers for the Notes will continue to expire at 5:00 p.m., New York City time, on December 30, 2025, or any other date and time to which the Company extends the applicable Tender Offer, unless earlier terminated. As previously announced, all conditions were satisfied or waived by the Company at the Early Tender Date. As previously announced, the Company has elected to exercise its right to make payment for Notes that were validly tendered on or prior to the Early Tender Date and that are accepted for purchase on December 17, 2025 (the “Early Settlement Date”). As the aggregate principal amount of each series of Notes validly tendered and not validly withdrawn on or prior to the Early Tender Date exceeds the applicable Series Notes Cap, the Company will accept for purchase the Notes on a prorated basis and will not accept for purchase any Notes validly tendered after the Early Tender Date.

The applicable consideration (the “Total Consideration”) listed in the table above will be paid per $1,000 principal amount of the Notes validly tendered (and not validly withdrawn) on or prior to the Early Tender Date and accepted for purchase pursuant to each Tender Offer on the Early Settlement Date. The Total Consideration includes an early tender premium of $30.00 per $1,000 principal amount of Notes accepted for purchase (the “Early Tender Premium”). Only holders of Notes who validly tendered and did not validly withdraw their Notes on or prior to the Early Tender Date are eligible to receive the applicable Total Consideration for Notes accepted for purchase. All holders of Notes accepted for purchase in the Tender Offers will receive accrued and unpaid interest on such Notes from the last interest payment date with respect to such Notes to, but not including, the Early Settlement Date (“Accrued Interest”).

All Notes accepted for purchase will be retired and canceled and will no longer remain outstanding obligations of the Company.

Information Relating to the Tender Offers

The complete terms and conditions of the Tender Offers are set forth in the Offer to Purchase. J.P. Morgan Securities LLC is serving as dealer manager in connection with the Tender Offers. Investors with questions regarding the terms and conditions of the Tender Offers may contact the dealer manager as follows:

J.P. Morgan Securities LLC

270 Park Avenue

New York, New York 10017

Attention: Liability Management Group

U.S. Toll-Free: (866) 834-4666

Collect: (212) 834-3046

D.F. King & Co., Inc. is the Tender and Information Agent for the Tender Offers. Any questions regarding procedures for tendering Notes or request for copies of the Offer to Purchase should be directed to D.F. King & Co., Inc. by any of the following means: by telephone at (877) 478-5045 (toll-free) or (646) 845-0146 (collect) or by email at nasdaq@dfking.com.

This press release does not constitute an offer to sell or purchase, or a solicitation of an offer to sell or purchase, or the solicitation of tenders with respect to, the Notes. No offer, solicitation, purchase or sale will be made in any jurisdiction in which such an offer, solicitation or sale would be unlawful. The Tender Offers are being made solely pursuant to the Offer to Purchase made available to holders of the Notes. None of the Company or its affiliates, their respective boards of directors, the dealer manager, the tender and information agent or the trustee with respect to any series of Notes is making any recommendation as to whether or not holders should tender or refrain from tendering all or any portion of their Notes in response to the Tender Offers. Holders are urged to evaluate carefully all information in the Offer to Purchase, consult their own investment and tax advisors and make their own decisions whether to tender Notes in the Tender Offers, and, if so, the principal amount of Notes to tender.

About Nasdaq

Nasdaq (Nasdaq: NDAQ) is a global technology company serving corporate clients, investment managers, banks, brokers, and exchange operators as they navigate and interact with the global capital markets and the broader financial system. We aspire to deliver world-leading platforms that improve the liquidity, transparency, and integrity of the global economy. Our diverse offering of data, analytics, software, exchange capabilities, and client-centric services enables clients to optimize and execute their business vision with confidence.

Cautionary Note Regarding Forward Looking Statements

This press release contains forward-looking information that involves substantial risks, uncertainties and assumptions that could cause actual results to differ materially from those expressed or implied by such statements. When used in this communication, words such as “enables,” “intends,” “will,” and similar expressions and any other statements that are not historical facts are intended to identify forward-looking statements. Forward-looking statements in this press release include, among other things, statements about the Tender Offers and the expected source of funds. Risks and uncertainties include, among other things, risks related to the ability of Nasdaq to consummate the Tender Offers on the terms and timing described herein, or at all, Nasdaq’s ability to implement its strategic vision, initiatives, economic, political and market conditions and fluctuations, government and industry regulation, interest rate risk, U.S. and global competition, and other factors detailed in Nasdaq’s reports filed on Forms 10-K, 10-Q and 8-K and in other filings Nasdaq makes with the SEC from time to time and available at www.sec.gov. These documents are also available under the Investor Relations section of the Company’s website at http://ir.nasdaq.com. The forward-looking statements included in this communication are made only as of the date hereof. Nasdaq disclaims any obligation to update these forward-looking statements, except as required by law.

Media Relations Contacts:

David Lurie

+1.914.538.0533

David.Lurie@Nasdaq.com

Investor Relations Contact:

Ato Garrett

+1.212.401.8737

Ato.Garrett@Nasdaq.com

-NDAQF-